                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Pacific Scientific Company
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 California                              94-0744970
-------------------------------------------------------------------------------
  (State of incorporation or organization)   (IRS Employer Identification No.)

   620 Newport Center Drive, Suite 700, Newport Beach, California  92660
-------------------------------------------------------------------------------
   (Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class          Name of each exchange on which
           to be so registered          each class is to be registered
           -------------------          ------------------------------
     Preferred Share Purchase Rights        New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)

Item 1. Description of Securities To Be Registered


     Pacific Scientific Company has announced that the record date relating to the preferred share purchase rights to be distributed to holders of common stock of Pacific Scientific pursuant to the Rights Agreement adopted by Pacific Scientific on December 21, 1997 will be December 29, 1997. A copy of the Rights Agreement was filed by Pacific Scientific with the Securities and Exchange Commission earlier today as an exhibit to Pacific Scientific's Solicitation/ Recommendation Statement on Schedule 14D-9.


Item 2. Exhibits.

     1. Rights Agreement, dated as of December 21, 1997, between Pacific Scientific Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference from the Pacific Scientific Company Solicitation/Recommendation Statement on Schedule 14D-9 filed on December 22, 1997).

     2. Press Release dated December 22, 1997 with respect to the Record Date.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 1997
                                  PACIFIC SCIENTIFIC COMPANY

                                  By /s/ Lester Hill
                                     Name: Lester Hill
                                     Title: Chairman and Chief Executive Officer

                                  EXHIBIT LIST

1. Rights Agreement, dated as of December 21, 1997, between Pacific Scientific Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference from the Pacific Scientific Company Solicitation/Recommendation Statement on Schedule 14D-9 filed on December 22, 1997).

2. Press Release dated December 22, 1997 with respect to Record Date.